As filed with the Securities and Exchange Commission on May 10, 2002 - Registration No. _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UNIVERSAL FOREST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-1465835 (I.R.S. Employer Identification No.)

2801 East Beltline, N.E., Grand Rapids, Michigan (Address of Principal Executive Offices)	49525 (Zip Code)

Universal Forest Products, Inc. 2002 Employee Stock Purchase Plan
(Full Title of the Plan)

Matthew Missad
2801 East Beltline, N.E., Grand Rapids, Michigan 49525
(616) 364-6161
(Name, address and telephone number, including area code of agent for service)

Copies of Communications to:
Michael G. Wooldridge
Varnum, Riddering, Schmidt & Howlett LLP
333 Bridge Street, N.W., P.O. Box 352
Grand Rapids, Michigan 49501-0352
(616) 336-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (No Par Value)	100,000 Shares	$26.00	$2,600,000.00	$239.00

(1)	Represents the number of shares of Common Stock authorized for issuance under the Universal Forest Products, Inc. 2002 Employee Stock Purchase Plan.
(2)	For the purpose of computing the registration fee only, the price shown is based upon the price of $26.00 per share, the average high and low sales prices for common stock of the Registrant in the NASDAQ National Market on May 9, 2002, in accordance with Rule 457(h). Under the terms of the Plan, the purchase price for such shares must not be less than 85% of the fair market value of such shares on the date of purchase.

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

              Information required by Part I to be contained in Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

              The Company’s Annual Report on Form 10-K for the year ended December 29, 2001, which has been filed by the Company with the Commission (SEC File No. 0-22684), is incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, subsequent to the date of this registration statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

              The description of the Company’s Common Stock, the class of securities offered pursuant to this registration statement, is contained in the Company’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.   Description of Securities

              The class of securities to be offered is registered under Section 12 of the Securities Exchange Act.

Item 5.   Interests of Named Experts and Counsel

              Not applicable.

Item 6.   Indemnification of Directors and Officers

              The Restated and Amended Articles of Incorporation of the Company provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act (“MBCA”) in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Company, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Company or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of the Company. Persons who are not directors or officers of the Company may be similarly indemnified in respect of said service to the extent authorized by the Board of Directors of the Company. Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the Company. In addition, with respect to actions not brought by or in the right of the Company, indemnification is permitted under the MBCA for expenses (including attorney fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Company or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the Company, indemnification is permitted under the MBCA for expenses (including attorney fees) and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Company or its shareholders; provided, indemnification is not permitted if the person is found liable to the Company, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

              The MBCA and the Company’s Restated and Amended Articles of Incorporation also authorize the Company to provide indemnification broader than that set forth in the MBCA and the Restated and Amended Articles of Incorporation. Pursuant to this authority, the Company has entered into indemnification agreements with each of its directors, which provide for the prompt indemnification to the fullest extent permitted by applicable law and for the prompt advancement of expenses, including reasonable attorney fees, incurred in connection with any proceeding in which a director is a witness or which is brought against a director in his or her capacity as a director, officer, employee, agent or fiduciary of the Company or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director is serving at the request of the Company. Indemnification is permitted for expenses and reasonable settlement amounts incurred in connection with a proceeding by or in the right of the Company and for expenses, judgments, penalties, fines and reasonable settlement amounts incurred in connection with the proceeding other than by or in the right of the Company. Indemnification under the indemnity agreements is conditioned on the director having acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Restated and Amended Articles of Incorporation of the Company also limit the personal liability of members of its Board of Directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions.

Item 7.   Exemption from Registration Claimed

              Not applicable.

Item 8.   Exhibits

              Reference is made to the Exhibit Index which appears on page S-8.

Item 9.   Undertakings

              The undersigned registrant hereby undertakes:

              (1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

              (2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 17th day of April, 2002.

UNIVERSAL FOREST PRODUCTS, INC.

By   /s/ William G. Currie
      William G. Currie
      Vice Chairman of the Board and
      Chief Executive Officer

By   /s/ Michael R. Cole
      Michael R. Cole
      Chief Financial Officer and
Principal Accounting Officer

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on April 17, 2002, by the following persons in the capacities indicated.

By:   /s/ Peter F. Secchia
       Peter F. Secchia, Director

By:   /s/ William G. Currie
       William G. Currie, Director

By:   /s/ John C. Canepa
       John C. Canepa, Director

By:   /s/ John W. Garside
       John W. Garside, Director

By:
       Philip M. Novell , Director

By:   /s/ Louis A. Smith
       Louis A. Smith, Director

EXHIBIT 4.1

UNIVERSAL FOREST PRODUCTS, INC.2002
EMPLOYEE STOCK PURCHASE PLAN

        1.        PURPOSE. The purpose of the Universal Forest Products, Inc. 2002 Employee Stock Purchase Plan (the "Plan") is to provide employees of Universal Forest Products, Inc. (the "Company") and its "Participating Subsidiaries" (as herein defined) with a further inducement to continue their employment with the Company or the Participating Subsidiaries and to encourage such employees to increase their efforts to promote the best interests of the Company. The Plan allows Eligible Employees to purchase shares of common stock of the Company (the "Stock"), at a price less than the market price pursuant to Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan succeeds the Company's existing Employee Stock Purchase Plan that was adopted by its shareholders in 1994 (the "1994 Plan").

        2.        COMMITTEE TO ADMINISTER PLAN. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

        3.        PARTICIPATION.

                    (a)        Eligible Employees. Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company or its Participating Subsidiaries except (a) employees who have been continuously employed by the Company or a Participating Subsidiary for less than twelve (12) months at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company or a Participating Subsidiary is less than twenty (20) hours per week; and (c) employees whose customary employment by the Company or a Participating Subsidiary is for not more than five (5) months in a calendar year. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Sections 423(b)(3) and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations (as defined by Section 425(f) of the Code); or (b) which permit such employee to purchase stock under this Plan and any other employee stock purchase plan of the Company and its subsidiary corporations (as defined by Section 424(f) of the Code) aggregating more than Twenty Five Thousand Dollars ($25,000.00) of the fair market value of such stock ("Maximum Value") (determined at the time the respective options are granted) in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

                    (b)        Participating Subsidiaries. This Plan may be adopted by the board of directors of any corporation which is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code, of which the Company is also a member, and upon such adoption and with the approval of the Committee, such corporation shall be deemed to be one of the "Participating Subsidiaries." The Committee, in its discretion, is authorized to approve participation in the Plan by any foreign entity which is a controlled foreign corporation of the Company, within the meaning of Section 957(a) of the Code. Upon adoption by the board of directors of any such controlled foreign corporation and with the approval of the Committee, such corporation shall be deemed to be one of the "Participating Subsidiaries."

        4.        STOCK AVAILABLE FOR PLAN. Purchase of Stock pursuant to and on behalf of the Plan for delivery under the Plan may be made out of the Company's presently or hereafter authorized but unissued Stock or from outstanding shares of Stock, or partly out of each, as determined by the Committee. The maximum number of shares of Stock which may be purchased under the Plan is one hundred thousand (100,000) shares, plus that number of shares authorized for sale but not purchased under the 1994 Plan; subject, however, to adjustment as set forth in the Plan. If the Company shall, at any time after the Effective Date, change its issued Stock into an increased number of shares of Stock, with or without par value, through a stock dividend or split of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split of shares, or proportionately decreased in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

        5.        EFFECTIVE DATES. Subject to shareholder approval, this Plan shall become effective on June 30, 2002 (the "Effective Date"). The first Option Period under the Plan shall commence on June 30, 2002, and end on September 28, 2002. As long as the Plan remains in effect, a new Option Period shall commence on the first day of each fiscal quarter of the Company and end on the last day of each such fiscal quarter.

        6.        EMPLOYEE PARTICIPATION.

                    (a)        Eligibility. An employee of the Company or a Participating Subsidiary who is an Eligible Employee at or prior to the first day of any Option Period may become a participant (a "Participant") as of such date by (a) at least ten (10) days prior to such date, completing and forwarding a payroll deduction authorization form (the "Authorization") to the Eligible Employee's appropriate payroll location; and/or (b) at least thirty (30) days prior to the last day of the Option Period, completing and forwarding a lump sum payment form furnished by the Company, accompanied by payment to the Company in the amount of the lump sum, to be credited to the Participant's Purchase Account. The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Option Period in which he or she is a Participant.

                    (b)        Holding Period. As a condition to participation in the Plan, each Participant agrees not to sell or otherwise dispose of such shares for a period of at least one (1) year following the Purchase Date, as defined below, for such shares without the prior written consent of the Committee, unless the sale or disposition is pursuant to termination of employment under Section 12 of the Plan below.

        7.        PAYROLL DEDUCTIONS AND LUMP SUM PAYMENTS.

                    (a)        Payroll Deductions. The Company and its Participating Subsidiaries will maintain payroll deduction accounts for their respective employees who are Participants and who have filed an Authorization. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than Ten Dollars ($10.00) per week, Twenty Dollars ($20.00) bi-weekly or Fifty Dollars ($50.00) per month. The amount may not be more than ten percent (10%) of the Participant's gross earnings payable as wages, salary, and bonus compensation, before withholding or other deductions ("Gross Earnings") for the immediately preceding Option Period.

                    (b)        Lump Sum Payments. A Participant may make one lump sum payment in any Option Period in an amount not less than Two Hundred Dollars ($200.00) but not more than a maximum of ten percent (10%) of the Participant's Gross Earnings for the immediately preceding Option Period.

                    (c)        General. If a Participant makes payments for credit to his or her Purchase Account through both lump sum payments and payroll deductions, the total of all such payments during any Option Period shall not exceed ten percent (10%) of the Participant's Gross Earnings during the immediately preceding Option Period. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant in any calendar year exceed the amount that would result in the purchase of Stock having an aggregate value greater than the Maximum Value (as defined in Section 3(a) above). The Committee, in its discretion, may vary the Option Period and the payroll deduction period of Eligible Employees of any Participating Subsidiary which is a foreign controlled corporation of the Company, within the meaning of Section 957(a) of the Code ("Foreign Participating Subsidiary"), in a manner necessary or convenient for participation in the Plan by Eligible Employees of a Participating Subsidiary, and the Committee shall have the authority to establish the terms and conditions of participation in the Plan by Eligible Employees of a Foreign Participating Subsidiary, provided that such terms and conditions are not materially inconsistent with the Plan.

        8.        CHANGES IN PAYROLL DEDUCTION. Payroll deductions shall be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised, or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant's payroll deduction, within the limits specified in Section 7, by filing a new Authorization at least ten (10) days prior to the beginning of that Option Period.

        9.        TERMINATION OF PARTICIPATION; WITHDRAWAL OF FUNDS. A Participant may for any reason at any time on written notice given to the Company prior to the Participant's last pay date in any Option Period elect to terminate participation in the Plan and permanently draw out the balance accumulated in the Participant's Purchase Account. An Eligible Employee who elects to terminate participation will cease to be a Participant and revoke the Authorization for subsequent payroll deductions. The amount, if any, in the former Participant's Purchase Account which is not payable in respect of the exercise of any option to purchase Stock theretofore granted under the Plan, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the former Participant. An Eligible Employee who has terminated participation in the Plan may thereafter begin participation in the Plan again only after the expiration of three (3) full fiscal quarters of the Company after the fiscal quarter in which such termination and withdrawal of funds occurred. Partial withdrawals of funds will not be permitted.

        10.      PURCHASE OF SHARES. Each Participant during each Option Period under this Plan will be granted an option as of the "Purchase Date" (as herein defined) for the purchase of as many whole shares of Stock as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each share of Stock purchased shall be eighty five percent (85%) of the fair market value of a share of Stock on the "Purchase Date." If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. The term "Purchase Date" shall be the last business day of the Option Period. If, as of each Purchase Date, the Participant's Purchase Account contains funds, the Participant shall be deemed to have exercised an option to purchase shares at the purchase price, the Participant's Purchase Account shall be charged for the amount of the purchase, and an entry shall be made to the Participant's account maintained by the Company's transfer agent. The Company, at its option, may choose to issue share certificates at the end of each Option Period. As of each subsequent Purchase Date when funds have again accrued in the Participant's Purchase Account, shares will be purchased in the same manner.

        If the Stock continues to be traded in the NASDAQ National Market System market or if the Stock becomes listed upon an established stock exchange, the fair market value per share shall be the closing sale price reported by NASDAQ on the Purchase Date.

        11.      ISSUANCE OF SHARE CERTIFICATES. Except as otherwise provided in the Plan or as determined by the Company, shares of Stock acquired by Participants under the Plan shall be recorded and held in book entry only. Stock certificates for any whole shares in a Participant's Purchase Account may be issued to such Participant only upon receipt by the Committee of the Participant's written request, which request shall indicate the number of shares (up to the maximum of the number of full Shares in the Participant's Purchase Account) for which the Participant wishes to receive stock certificates. Certificates will be issue to Participants if (a) the Participant has held the shares for a minimum of one (1) year from the Purchase Date, and (b) the Participant owns at least one hundred (100) shares of Stock as a result of purchases under this Plan, unless such certificate is being issued upon termination of employment. The appropriate share certificates shall be issued to a Participant as soon as practical after the end of an Option Period for which the qualifying request is timely made. Fractional share interests shall be paid in cash to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.

        12.      RIGHTS ON RETIREMENT, DEATH, OR TERMINATION OF EMPLOYMENT. In the event of a Participant's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time, and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

        13.      RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

        14.      APPLICATION OF FUNDS. All funds received or held by the Company or a Participating Subsidiary under this Plan may be used by the Company or such Participating Subsidiary for any corporate purpose.

        15.      AMENDMENT OF THE PLAN. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of Stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (a) increasing the number of shares approved for this Plan (other than as provided in Section 4), (b) decreasing the Purchase Price per share, (c) withdrawing the administration of this Plan from the Committee, (d) changing the designation of the class of employees eligible to receive options under the Plan, or (e) which would render options granted under the Plan unqualified for special tax treatment under the Code.

        16.      TERMINATION OF THE PLAN. Unless sooner terminated as hereinafter provided, this Plan shall terminate on January 16, 2012. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

        17.      GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Stock. If at any time shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

CERTIFICATION

        The foregoing Plan was duly adopted by the Board of Directors on the 16th day of January 2002, subject to approval by the Company's shareholders.

______________________________________ Secretary Universal Forest Products, Inc.

::ODMA\PCDOCS\GRR\677771\1

EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement of Universal Forest Products, Inc. on Form S-8 of our report dated January 29, 2001, appearing in the Annual Report on Form 10-K for Universal Forest Products, Inc. and subsidiaries, for the year ended December 29, 2001.

/S/ DELOITTE & TOUCHE LLP

Grand Rapids, Michigan
May 10, 2002

EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 25, 2002, included in Universal Forest Products, Inc.‘s Annual Report on Form 10-K for the year ended December 29, 2001 and to all references to our Firm included in this Registration Statement.

/S/ ARTHUR ANDERSEN, LLP

Grand Rapids, Michigan
May 10, 2002

EXHIBIT 5

May 10, 2002

Universal Forest Products, Inc.
2801 East Beltline, N.E.
Grand Rapids, MI 49525

Re:	Registration Statement on Form S-8 Relating to the Universal Forest Products, Inc. 2002 Employee Stock Purchase Plan (the "Plan")

Gentlemen:

              With respect to the Registration Statement on Form S-8 (the “Registration Statement”), filed by Universal Forest Products, Inc., a Michigan corporation (the “Company”), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 100,000 shares of the Company’s common stock, no par value, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion.

              On the basis of such evaluation, we advise you that, in our opinion, the 100,000 shares covered by the Registration Statement, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Sincerely,

VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

EXHIBIT INDEX

              The following exhibits are filed as a part of the Registration Statement:

Exhibit 4.1 Exhibit 5 Exhibit 23.1 Exhibit 23.2 Exhibit 23.3	Universal Forest Products, Inc. 2002 Employee Stock Purchase Plan

Opinion of Varnum, Riddering, Schmidt & Howlett LLP included on Page S-7 hereof

Consent of Deloitte & Touche LLP, included on Page S-5 hereof

Consent of Arthur Andersen LLP, included on Page S-6 hereof

Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in Exhibit 5)
Exhibit 99	Letter to Commission pursuant to Temporary Note 3T was filed as Exhibit 99(b) to the Form 10-K Annual Report for the year ended December 29, 2001, and the same is incorporated herein by reference

::ODMA\PCDOCS\GRR\690901\1